UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                  FORM 8-K

                               Current Report

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  October 6, 2004

                              LINCOLN LOGS LTD.
           (Exact name of registrant as specified in its charter)

 New York                      0-12172                   14-1589242
(State or other jurisdiction  (Commission file number)  (I.R.S. Employer
 of incorporation                                        Identification No.)


 5 Riverside Drive, Chestertown, New York                12817
(Address of principal executive offices)                (Zip Code)

                               (518) 494-5500
             (Registrant's telephone number, including area code)






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Item 4.  Changes in Registrant's Certifying Accountant.

  (a)(1) (i) On June 1, 2004, the partners of Urbach Kahn & Werlin LLP announced that they were joining UHY LLP, a newly-formed New York limited liability partnership. UHY LLP is comprised of the partners of four accounting firms with offices in seven (7) states. UHY LLP is a legal entity that is separate from Urbach Kahn & Werlin LLP. Urbach Kahn & Werlin LLP is in the process of ceasing to provide audit services to public companies, and accordingly, has resigned as the independent auditors of Lincoln Logs Ltd.
(the "Company"). The Company was notified by Urbach Kahn & Werlin LLP of their on October 6, 2004.

       (ii)	None of the reports of Urbach Kahn & Werlin LLP on the Company's financial statements for either of the past two years or subsequent interim periods contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

      (iii)	The decision to change principal accountants was approved by the
Audit Committee of the Company's Board of Directors.

       (iv)	During the two most recent fiscal years of the Company and any subsequent interim periods, there were no disagreements between the Company and Urbach Kahn & Werlin LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Urbach Kahn & Werlin LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

The Company has provided Urbach Kahn & Werlin LLP with a copy of the above disclosures in response to Item 304(a) of Regulation S-B in conjunction with the filing of this Form 8-K. The Company requested that Urbach Kahn & Werlin LLP deliver to the Company a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in response to Item 304(a) of Regulation S-B, and if not, stating the respects
in which it does not agree.   A copy of the letter of Urbach Kahn & Werlin LLP
is filed as Exhibit 16 to this Form 8-K Current Report.

  (a)(2) On October 6, 2004, the Company engaged UHY LLP as the Company's independent public accountant for the Company's fiscal year ending January 31, 2005 and the interim periods prior to such year-end. During the Company's two most recent fiscal years or subsequent interim period, the Company has not consulted with UHY LLP regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, nor did the limited liability partnership of UHY LLP provide advice to the Company, either written or oral, that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue. Further, during the Company's two most recent fiscal years or subsequent interim periods, the Company has not consulted with the limited liability partnership of UHY LLP on any matter that was the subject of a disagreement or a reportable event.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

  (c) Exhibits.

   16.1 Letter, dated October 6, 2004, from Urbach Kahn & Werlin LLP

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             LINCOLN LOGS, LTD.

Date:  October 6, 2004

                                             By: /s/ Benjamin A. Shepherd
                                                 Benjamin A. Shepherd
                                                 Chief Financial Officer

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EXHIBIT 16.1

Urbach Kahn & Werlin LLP
Certified Public Accountants
66 State Street, Suite 200
Albany, NY 12207


                                                October 12, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

 The firm of Urbach Kahn & Werlin LLP was previously the independent auditor for Lincoln Logs Ltd., and reported on the financial statements of the Company for the fiscal years ended January 31, 2004 and January 31, 2003.

On or about, June 1, 2004, the partners of Urbach Kahn & Werlin LLP joined a new limited liability partnership UHY LLP. We have read the Company's statements included under Item 4 of its Form 8-K, dated October 12, 2004, and we agree with such statements.

                                               Very truly yours,

                                               URBACH KAHN & WERLIN LLP

                                               /s/ Richard G. Kotlow, CPA
                                                Name: Richard G. Kotlow
                                                Title: Partner

RGK;lsy